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THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 1 AND 2 HAS BEEN REPLACED WITH ASTERISKS.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                                                 EXHIBIT 10.18

             FIRST AMENDMENT TO CREDIT CARD ACCOUNTS SALE AGREEMENT

   THIS FIRST AMENDMENT ("Amendment") to the Credit Card Accounts Sale
Agreement is entered into this 31st day of December, 1998 (the "Effective Date") among Midland Credit Management, Inc. ("Buyer"), Greenwood Trust Company ("GTC" or a "Seller"), and U.S. Bank National Association as Trustee (the "Trustee") for the Discover Card Master Trust I (the "Trust" or a "Seller")

   WHEREAS, Sellers and Buyer have entered into that certain Credit Card Accounts Sale Agreement with an Effective Date of May 27, 1998 (the "Agreement"): and


   WHEREAS, in consideration of Seller's agreeing to identify accounts to sell to Buyer during the month of December. Sellers and Buyer desire to amend the Agreement to increase the purchase price paid by Buyer for such Accounts for the month of December.

   NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and below, the parties agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Agreement.

2. Amendments to Agreement. The Agreement shall be amended as follows:

   2.1 Paragraph 1.14 of the Agreement is amended by adding "Notwithstanding the foregoing, for the month of December, 1998 only, the Purchase Price shall be (i) [*] times the Unpaid Balance with respect to each Account in Pool I and (ii) [*] times the Unpaid Balance with respect to each Account in Pool II." after the first sentence in said Paragraph.

   2.2 Article IX of the Agreement is amended by adding the following new sentence after the fourth sentence in said Paragraph "Notwithstanding the foregoing, for those Accounts purchased by Buyer during the month of December 1998 only, Buyer shall pay to Sellers, within [*] Business Days after GTC and the Trustee assign the substitute Accounts to Buyer, the difference, if any, between (i)(x) [*] times the Unpaid Balance of the Pool I substitute Accounts plus (y) [*] times the Unpaid Balance of the Pool II substitute Accounts minus (ii) (x) [*] times the Unpaid Balance of the Pool I substituted Accounts plus (y) [*] times the Unpaid Balance of the Pool II substituted Accounts.

   2.3 Article XI of the Agreement is amended by adding the following new sentence after the fourth sentence in said Paragraph: "Notwithstanding



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* Confidential information has been omitted and filed separately with the
  Securities and Exchange Commission pursuant to a confidential treatment request.


          the foregoing, for those Accounts which were purchased by Buyer during the month of December, 1998 only, Buyer shall pay to Sellers, within [*] Business Days after GTC and the Trustee assign the substitute Accounts to Buyer, the difference, if any, between (i) (x) [*] times the Unpaid Balance of the Pool I substitute Accounts plus (y) [*] times the Unpaid Balance of the Pool II substitute Accounts minus (ii)
          (x) [*] times the Unpaid Balance of the Pool I substituted Accounts plus (y) [*] times the Unpaid Balance of the Pool II substituted Accounts.

3.  Miscellaneous Provisions

     3.1 Reaffirmation. As hereby amended, the Agreement is hereby ratified and reaffirmed by each of the parties thereto, provided, however, this Reaffirmation (as well as the other terms of this Amendment) shall only operate to modify the rights, obligations and duties of the Parties hereto as it relates solely to the December 1998 purchase of Accounts under the Agreement and the Parties acknowledge and agree that this Amendment shall not (and does not) waive any rights, obligations or remedies available under the Agreement (that is, the May 27, 1998 Credit Card Accounts Sale Agreement) (except as modified by this Amendment) and the Parties hereto reserve all rights contained therein (except as modified by this Amendment). In the event of any irreconcilable conflict between the provisions of this Amendment and the provisions of the Agreement, the terms of this Amendment shall prevail.

     3.2 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

     3.3 Governing Law. This Amendment shall be construed in accordance with the laws of the state of Delaware, without reference to the conflict of law provisions of such state, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     3.4 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.




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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BUYER:                             U.S. BANK NATIONAL ASSOCIATION as
                                   Trustee for the Discover Card
                                   Master Trust I

By: /s/ Gregory G. Meredith        By: /s/ Martha L. Sanders
   ---------------------------        -------------------------------
   Name:  Gregory G. Meredith         Name:  Martha L. Sanders
   Title: Vice President              Title: Vice President


SELLER:
GREENWOOD TRUST COMPANY


By: /s/ J. N. Hill
   ---------------------------
   Name:  J. N. Hill
   Title: President



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